UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): SEPTEMBER 12, 2019

ADAIAH DISTRIBUTION INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55369	90-1020141
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

C/O

YOSEF YAFE

BET ISRAEL 4

JERUSALEM

ISRAEL

(Address of principal executive offices, including zip code.)

972-52-5408519

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1.01 Entry into a Material Definitive Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2019 the Company entered in an agreement whereby the CEO would receive an equity compensation of $100,000 payable in the form of 100,000,000 shares of restricted common stock with and at a value of par of $0.001 for the fiscal year ending October 31, 2019.

On August 10 the Company entered into an agreement whereby the loans advanced by the CEO to the Company as at July 31, 2019 in the amount of $11.631 can be converted at any time by written notice by the CEO to the Company at a conversion rate of $0.001 per common stock the stated par value.

On September 5, 2019 the Company issued the 100,000,000 shares of restricted common stock pursuant to the equity compensation agreement to the CEO and on that date also issued 5,000,000 shares of restricted common stock upon the request of the CEO by a written request to the Company to convert $5,000 of the loans advanced as at July 31, 2019 at the conversion rate of $0.001.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADAIAH DISTRIBUTION INC.

Date: SEPTEMBER 12, 2019	By:	/s/ Yosef Yafe
	Name:	Yosef Yafe
	Title:	Chief Executive Officer

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